Filed Pursuant to 424(b)(3)
Registration No. 333-150937

PROSPECTUS

76,700 Shares of Common Stock of

AUTO SEARCH CARS, INC.

This Prospectus relates to the resale by certain selling security holders of up to 76,700 shares of our common stock, $.0001 par value. The selling security holders may offer and sell their shares at prevailing market prices or at privately negotiated prices.

The selling security holders will receive all proceeds from the sale of the shares of our common stock in this offering. We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling security holders. We have agreed to bear all expenses, other than transfer taxes of registration, incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling security holders to underwriters, agents, brokers and dealers will be borne by them. There is no minimum amount of securities which may be sold. There are no underwriting commissions involved in this offering. Selling security holders will pay no offering expenses.

Our common stock is quoted on the over-the-counter electronic bulletin board. Our trading symbol is ASCH. However, our comment stock has not traded to date.  Brokers or dealers effecting transaction in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of our exemption from registration.

An investment in these securities involves a high degree of risk. Please carefully review the section titled “Risk Factors” beginning at page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is January 5, 2010

GENERAL

As used in this Prospectus, references to “the Company,” “ASC,” “we,” “our,” “ours” and “us” refer to Auto Search Cars, Inc., unless otherwise indicated. In addition, references to “financial statements” are to our financial statements except as the context otherwise requires.

SUMMARY INFORMATION

The following summary highlights some of the information in this Prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors, the financial statements and the notes accompanying the financial statements appearing elsewhere in this Prospectus.

Summary of Corporate Background

Auto Search Cars, Inc. was incorporated in the State of Nevada on February 1, 2008. On November 17, 2009, at a special meeting of the board of directors, the Directors passed a resolution amending the By-Laws of the Company to provide for stockholder actions previously required or permitted to be taken at a meeting of the stockholders to be taken without a meeting provided that written consent, signed by stockholders holding at least a majority of the voting power, is furnished.  On November 19, 2009, in lieu of special meetings of both the stockholders and the Directors occurring on November 18, 2009, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  The Amendment increased the number of authorized shares of the Company’s (i) common stock from 74,000,000 to 480,000,000, par value $0.0001, and (ii) preferred stock from 1,000,000 to 20,000,000 blank check preferred, par value $0.0001.

On December 9, 2009, the Board of Directors and the Shareholders authorized the Company to undertake a 91 - 1 forward stock split of the Corporation’s issued and outstanding common stock.  However, such action is not yet effective with FINRA, and therefore, all share numbers throughout the document are on a pre-split basis.

Our principal executive office is located at 164 Eleven Levels Road, Ridgefield, Connecticut 06877, our telephone number is (203) 216-9991, our facsimile number is (203) 431-6733, and our website address is www.autosearchcars.com.

Our Business

We are a development-stage company with a limited operating history. We intend to be in the business of internet-based vehicle sales and supply of information regarding vehicle services through our website www.autosearchcars.com. We intend to establish our presence on the internet through website development and marketing activities. We have not generated any revenue to date. We are attempting to establish our user base by allowing free listings on our website.

This Offering

Shares of Common Stock, $0.0001 Par Value per Share, Offered by the Selling Security Holders:	76,700 shares

Shares of Common Stock, $0.0001 Par Value per Share, Outstanding Prior to this Offering:	2,076,700 shares

Shares of Common Stock, $0.0001 Par Value per Share, Outstanding after this Offering:	2,076,700 shares

Terms of the Offering:	The selling security holders will determine when and how they will sell the common stock offered pursuant to this Prospectus.

Termination of the Offering:
This offering will conclude when all of the 76,700 shares of common stock have been sold, or when we decide to terminate the registration of those shares. We may also terminate this registration if the resale provision of Rule 144 promulgated under the Securities Act of 1933, as amended, by operation would render registration futile.

Use of Proceeds:
We will not receive any of the proceeds from the sale of shares of common stock by the selling security holders identified in this Prospectus. The selling security holders will receive all net proceeds from the sale of the shares of our common stock offered by this Prospectus.

Risk Factors:
An investment in our common stock is subject to significant risks. You should carefully consider the information set forth in the section titled “Risk Factors” beginning on page 3 as well as other information set forth in this Prospectus, including our financial statements and related notes.

Dividend policy:	We have not paid any dividends on our common stock since our inception, and we do not anticipate the declaration or payment of any dividends at any time in the foreseeable future.

Summary Financial Data

The following unaudited balance sheet summary should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus and in the information set forth in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	For the Period from February 1, 2008 (Inception) to September 30, 2009 (unaudited)	For the Period from February 1, 2008 (Inception) to December 31, 2008 (audited)
STATEMENT OF OPERATIONS

Revenues	$0	$0
Total Operating Expenses	$20,448	$16,717

Other Income	$200	$200
Net Loss	$(20,248)	$(16,517)

	As of September 30, 2009 (unaudited)	As of December 31, 2008 (audited)
BALANCE SHEET DATA

Cash	$518	4,486
Total Assets	$718	4,686
Total Liabilities	$13,296	13,333
Stockholders’ (Deficiency)	$(12,578)	(8,647)

RISK FACTORS

You should carefully consider the risks described below before investing in our common stock. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in the following risk factors actually occur, our business, results of operations and financial condition could be materially adversely affected and you may lose all or a part of your investment.

Risks Related to Our Business

WE MAY NOT BE ABLE TO GENERATE REVENUES AS AN ONLINE VEHICLE-CLASSIFIED BUSINESS.

We expect to generate revenues from online vehicle classified advertising and possibly from the sales of our advertising banner space. If we are unable to obtain subscribers for our online vehicle listings or sell our advertising space, our operations may be materially adversely affected.

THE ONLINE MARKET FOR VEHICLES MAY FAIL TO GROW, WHICH WOULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The online market for vehicles is rapidly developing. As is typical for any rapidly evolving market, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. It is also difficult to predict the market’s future growth rate, if any. If the online market for vehicles fails to develop or develops more slowly than expected or our services do not achieve or sustain market acceptance, our results of operations and financial condition could be materially and adversely affected.

WE ARE IN AN INTENSELY COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE AND HARM OUR FINANCIAL PERFORMANCE.

The market for providers of used vehicles, including classified advertising, is intensely competitive. Barriers to entry on the internet are relatively low, and we may face competitive pressures from numerous companies. There are a number of websites that offer vehicle listings, including vehicle manufacturers’ own websites and websites containing electronic classified advertisements. In addition, there are numerous websites that offer vehicle information and other content, as well as community offerings, directly to the vehicle-purchasing consumer generally or to targeted audiences such as car collectors. We also face competition from traditional media companies such as newspapers, niche classified publishers and television and radio companies, many of which currently operate websites.

The e-commerce market is rapidly evolving, and competition among e-commerce companies is significant. We cannot assure you that websites maintained by our existing and potential competitors will not be perceived by subscribers, consumers or advertisers as being superior to ours.

OUR BUSINESS IS DEPENDENT ON THE ECONOMIC STRENGTH OF THE AUTOMOTIVE INDUSTRY.

The strength of the automotive industry will significantly impact both the revenues we will derive from subscribers and prospective advertisers. The number of sales of vehicles changes due to national and global economic forces, although the used vehicle market has historically been less affected by such forces than the new vehicle market. Any decrease in vehicle sales could have a material adverse effect on our business, results of operations and financial condition.

BECAUSE OF THE INDUSTRY IN WHICH WE OPERATE, WE MAY BE PARTICULARLY AFFECTED BY GENERAL ECONOMIC CONDITIONS.

Purchases of vehicles are typically discretionary for consumers and may be particularly affected by negative trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions (and perceptions of such conditions by consumers) affecting disposable consumer income (such as employment, wages and salaries, business conditions, interest rates, availability of credit and taxation) for the economy as a whole and in regional and local markets. Any significant deterioration in general economic conditions could have a material adverse effect on us.

WE MAY BECOME SUBJECT TO GENERAL VEHICLE-RELATED LAWS OR VEHICLE BROKERAGE LAWS.

Government and state authorities may take the position that state or federal insurance licensing laws, vehicle-financing laws, motor vehicle dealer laws or related consumer protection or product liability laws apply to aspects of our business. If federal or individual states’ regulatory requirements change or requirements are imposed on us, we may be required to modify aspects of our business in those states in a manner that might undermine the attractiveness of our website’s products and services to consumers, automotive vendors or prospective advertisers or require us to terminate operations in that state, either of which could harm our business. Many states have laws that broadly define brokerage activities, and government authorities may take the position that under these laws we are acting as a broker. If this occurs, we may be required to comply with burdensome licensing requirements or terminate our operations in those states. In either case, our business, results of operations and financial condition could be materially and adversely affected.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF WE FAIL TO IMPLEMENT OUR BUSINESS PLAN.

As a development-stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. We were formed in Nevada on February 1, 2008, and to date do not have a demonstrable operations record upon which you can evaluate our business and prospects.

As a result of our lack of operating history, you cannot evaluate our business, and therefore our future prospects. To date, our business development activities have consisted of organizational, development and initial operating activities. In addition, there is no guarantee that our business operations will be profitable even if we are able to implement our business plan.

WE WILL REQUIRE ADDITIONAL CAPITAL TO COMPLETE THE DEVELOPMENT OF OUR WEBSITE AND OUR BUSINESS PLAN, WHICH MAY NOT BE AVAILABLE ON TERMS ACCEPTABLE TO US, OR AT ALL.

We will require additional capital to complete the development and marketing of our website and our business plan. We may also encounter unforeseen costs that could also require us to seek additional capital. Unless we begin to generate sufficient revenues to finance operations or raise additional capital as a going concern within the next 12 months, we will experience liquidity and solvency problems. To date, we have funded our operations from the initial sale of stock to a limited number of investors, from which we raised $7,670 and from loans from our management.

Accordingly, we expect to seek to raise additional capital in the form of debt and/or equity financing. An inability to obtain such funding would prevent us from implementing our business plan. We have not yet identified the sources for the additional financing we require and we do not have commitments from any third parties to provide this financing. We may not succeed in raising the necessary capital or in negotiating and obtaining initial (or, even if we receive initial and additional) and acceptable financing. Our ability to obtain additional capital will also depend on market conditions, the national economy and other factors beyond our control. The terms of any future debt or equity funding that we are able to obtain may be unfavorable to us and to our security holders.

WE HAVE LIMITED EXPERIENCE IN THE E-COMMERCE INDUSTRY, WHICH INCREASES THE RISK OF OUR INABILITY TO BUILD A SUCCESSFUL BUSINESS.

Our management has limited experience in the e-commerce industry and in constructing or operating a web-based business. We are presently, and will likely continue to be for some time, able to rely only upon our sole executive officer and director, Jonathan J. Martin, for assistance in executing our business plan. While Mr. Martin has 10 years of experience in business generally, he has limited experience in organizing and building a web-based business.

OUR CONSULTANTS MAY BE UNABLE TO COMPLETE THEIR WORK WITHIN THE TIME AND FINANCIAL PARAMETERS WE ESTABLISH.

We will be dependent on consultants to develop our website in a timely manner and within a specified budget. If our consultants are unable to fulfill their work in the parameters we establish, our business may be materially harmed.

OUR INDEPENDENT ACCOUNTANTS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our business condition, as indicated in our independent accountant’s audit report, raises substantial doubt as to our ability to continue as a going concern. To date, we have completed only part of our business plan and we can provide no assurance that we will be able to generate enough revenue to achieve profitability. It is not possible at this time for us to predict with any assurance the potential success of our business.

Risks Related to Our Common Stock

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SECURITY HOLDERS.

We may have to raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such issuances will cause security holders’ interests in our company to be diluted, which will negatively affect the value of your shares.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 96.3% OF OUR OUTSTANDING COMMON STOCK, HE CURRENTLY MAKES AND WILL CONTINUE TO MAKE CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SECURITY HOLDERS.

Our sole officer and director owns approximately 96.3% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election or defeat of election of directors, mergers, consolidations or the sale of all or substantially all of our assets and other corporate transactions, change in control, amendments to our articles of incorporation and/or bylaws, and as to the outcome of any other matters submitted to our security holders for a vote. The interests of our sole officer and director may differ from the interests of our other security holders and thus result in corporate decisions that are disadvantageous to other security holders.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

IN THE EVENT THAT A PUBLIC MARKET DEVELOPS, THE PRICE OF OUR COMMON STOCK IS SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which our common stock trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock.

WE DO NOT EXPECT TO PAY DIVIDENDS TO HOLDERS OF OUR COMMON STOCK IN THE FORESEEABLE FUTURE. AS A RESULT, HOLDERS OF OUR COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have not declared any dividends since our inception, and we do not plan to declare any dividends in the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

USE OF PROCEEDS

The selling security holders will receive all proceeds from the sale of the shares of our common stock in this offering. We will not receive any proceeds from the sale of the shares of our common stock offered pursuant to this Prospectus by the selling security holders. We will bear all expenses other than transfer taxes of registration incurred in connection with this offering, but all commissions, selling and other expenses incurred by the selling security holders to underwriters, agents, brokers and dealers will be borne by them.

DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered. All of our outstanding shares held by non-affiliates were issued at $0.10 per share. The selling security holders may, from time to time, offer to sell, or sell all or a portion of, their shares of common stock being offered in this Prospectus at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and, assuming we secure this qualification for quotation, thereafter at $0.10 per share, at prevailing market prices at the time of sale, or at privately negotiated prices. See “Plan of Distribution” for additional information.

DILUTION

The common stock to be sold by the selling security holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing security holders as a result of the offering by the selling security holders.

SELLING SECURITY HOLDERS

We are registering an aggregate of 76,700 shares of common stock for resale by the selling security holders listed in the table below.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holders in connection with the sale of such shares.

The following tables set forth information with respect to the maximum number of shares of common stock beneficially owned by the selling security holders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling security holders and we have not independently verified this information. The selling security holders are not making any representation that any shares covered by this Prospectus will be offered for sale. The selling security holders may from time to time offer and sell pursuant to this Prospectus any or all of the common stock being registered.

Except as indicated in the notes to the table below, none of the selling security holders held any position or office with us, nor are any of the selling security holders associates or affiliates of any of our officers or directors. Except as indicated below, no selling security holder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. Except as indicated below, no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days.

The percentages of shares beneficially owned are based on 2,076,700 shares of our common stock issued and outstanding as of December 14, 2009, on a fully diluted basis.

We may require the selling security holders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related Registration Statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Selling Stockholder	Number of Shares Beneficially Owners Prior to the Offering	Percentage of Shares Owned Before Offering	Number of Shares Being Offered by the Selling Stockholders (1)	Number of Shares to be Beneficially Owned after the Offering, Assuming All Shares Sold	Percentage of Shares to be Beneficially Owned after the Offering, Assuming All Shares Sold
Bernard Ettinger	500	*	500	0	0%
Ann Ettinger	500	*	500	0	0%
Fred Schulman	1,000	*	1,000	0	0%
Lois Schulman	500	*	500	0	0%
Daniel Beyer	500	*	500	0	0%
Kelly Connors-Lee	500	*	500	0	0%
James Lee	500	*	500	0	0%
Vanishing Debt, LLC (2)	500	*	500	0	0%
Jay W. Martin DDS, P.C. (3)	500	*	500	0	0%
Sharron Manna	500	*	500	0	0%
Diane Braaten	500	*	500	0	0%
Joe Ruiz	1,000	*	1,000	0	0%
Anthony Lopez	1,000	*	1,000	0	0%
Patricia King	100	*	100	0	0%
Paulette Munce	100	*	100	0	0%
Cristal Bridgeforth	100	*	100	0	0%
Marry Ciarcia	100	*	100	0	0%
Alexandra Ebling	100	*	100	0	0%
Jenna Lipkin	100	*	100	0	0%
Diana Sears	100	*	100	0	0%
Thomas Choi	200	*	200	0	0%
Kara Henneman	200	*	200	0	0%
Lance Sobelman	200	*	200	0	0%
Michael Lee	200	*	200	0	0%
Della D’Arcangelo	300	*	300	0	0%
Rocco D’Arcangelo	300	*	300	0	0%
Saverio D’Arcangelo	300	*	300	0	0%
Carol D’Arcangelo	300	*	300	0	0%
Ronald Obrien	300	*	300	0	0%
Manuel Sari	300	*	300	0	0%
Valerie Tignini	300	*	300	0	0%
Ashley Elis	400	*	400	0	0%
John Kennedy	2,000	*	2,000	0	0%
Lorinda Kennedy	2,000	*	2,000	0	0%
Theresa Cleary	2,000	*	2,000	0	0%
John McAuley	2,000	*	2,000	0	0%
Gary Feola	2,500	*	2,500	0	0%
The Builders Edge, LLC (4)	4,000	*	4,000	0	0%
Robert Kennedy	50,000	*	50,000	0	0%
Zindle Zelmanovitch	200	*	200	0	0%
TOTAL	76,700		76,700	0	0%

*	Indicates less than 1%.

(1)
Unless otherwise indicated, the selling security holders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling security holders.

(2)	Vanishing Debt, LLC is owned by Vanessa Han, who exercises sole voting power over the 500 shares of our common stock.

(3)	Jay W. Martin DDS, P.C. is owned by Jay W. Martin, the father of our sole officer and director, Jonathan J. Martin. Jay W. Martin exercises sole voting power over the 500 shares of our common stock.

(4)	The Builders Edge, LLC is owned by Sherry Kennedy, who exercises sole voting power over the 4,000 shares of our common stock.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this Prospectus;

•	broker-dealers may agree with the Selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this Prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. The selling security holders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

The selling security holders are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling security holders. The anti-manipulation rules under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

Penny Stock Considerations

SEC Rule 15g-9, establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form, sets forth:

·	the basis on which the broker or dealer made the suitability determination, and

·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure is also required to be made about the risks of investing in penny stock in both public offerings and in secondary trading, and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, security holders may find it difficult to dispose of our shares.

State Securities - Blue Sky Laws

Our common stock is quoted on the over-the-counter electronic bulletin board. Our trading symbol is ASCH. However, our common stock has not traded to date. Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

Selling security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to sellers and/or purchasers of our shares of common stock.

We intend to apply for listing in Mergent, Inc. Securities Manual which, once published, will provide us with “manual” exemptions (as described below) in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.” To date, no application has been filed.

Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling security holders under this Prospectus. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after the Registration Statement, of which this Prospectus forms a part, is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify our common stock for resale in other states which require shares to be qualified before they can be resold by our security holders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling security holder will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the associated rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders. We will make copies of this Prospectus available to the selling security holders and will inform them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related Prospectus supplement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We are authorized to issue 480,000,000 shares of common stock at a par value of $0.0001 per share and 20,000,000 shares of blank check preferred stock at a par value of $0.0001 per share.

Common Stock

We are authorized to issue 480,000,000 shares of common stock. As of December 17, 2009, we had 2,076,700 shares outstanding. On December 9, 2009, the Board of Directors and the Shareholders authorized the Company to undertake a 91 - 1 forward stock split of the Corporation’s issued and outstanding common stock.  However, such action is not yet effective with FINRA, and therefore, all share numbers throughout the document are on a pre-split basis.

The holders of our common stock, including the shares issued in this offering, are entitled to equal dividends and distributions, per share, on the common stock when, as and if declared by our Board of Directors from funds legally available for that purpose. No holder of shares of our common stock has a pre-emptive right to subscribe for any securities or is any common shares subject to redemption or convertible into other securities. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred security holders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote on the election of any director or any other matter upon which security holders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Dividend Policy

The payment by us of dividends, if any, in the future is within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future. We intend to retain all earnings, if any, for use in our business.

Preferred Stock

We are also authorized to issue 20,000,000 shares of blank check preferred stock. Pursuant to our Articles of Incorporation, our Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The Board of Directors effects a designation of each series of preferred stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each series. Documents so filed are matters of public record and may be examined according to procedures of the Nevada Secretary of State, or copies may be obtained from us. Our Board of Directors has not designated any series or issued any shares of preferred stock at this time.

The ability of directors, without security holder approval, to issue additional shares of preferred stock could be used as an anti-takeover measure. Anti-takeover measures may result in you receiving less compensation for your stock.

The issuance of preferred stock creates additional securities with dividend and liquidation preferences over common stock, and may have the effect of delaying or preventing a change in control without further security holder action and may adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

Market for Securities

Our common stock is quoted on the over-the-counter electronic bulletin board. Our trading symbol is ASCH. However, our comment stock has not traded to date.

Equity Compensation Plan Information

We have no plans for establishing an equity compensation plan, but reserve the right to do so in the future.

We currently do not have any equity compensation plans or securities authorized for issuance under equity compensation plans.

Warrants and Options

As of the date of this Prospectus there are no outstanding options or warrants to purchase, or other instruments convertible into, our common stock.

Holders

As of the date of this Prospectus, we have 2,076,700 shares of common stock issued and outstanding, which are held by 41 security holders of record.

Transfer Agent

The transfer agent for our common stock is Island Stock Transfer, located at 100 Second Avenue South, Suite 104N, Street, St. Petersburg, Florida 33701.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus which prepared or certified any part of this Prospectus or provided an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in us, nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

BUSINESS

Corporate History

We were incorporated on February 1, 2008, under the laws of the State of Nevada. We acquired our operating business in a transaction in which we exchanged 2,000,000 shares of common stock for an assignment of 100% of the ownership interest in the domain www.autosearchcars.com held by Jonathan J. Martin, our sole officer and director.

On November 17, 2009, at a special meeting of the board of directors, the Directors passed a resolution amending the By-Laws of the Company to provide for stockholder actions previously required or permitted to be taken at a meeting of the stockholders to be taken without a meeting provided that written consent, signed by stockholders holding at least a majority of the voting power, is furnished.  On November 19, 2009, in lieu of special meetings of both the stockholders and the Directors occurring on November 18, 2009, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  The Amendment increased the number of authorized shares of the Company’s (i) common stock from 74,000,000 to 480,000,000, par value $0.0001, and (ii) preferred stock from 1,000,000 to 20,000,000 blank check preferred, par value $0.0001.

On December 9, 2009, the Board of Directors and the Shareholders authorized the Company to undertake a 91 - 1 forward stock split of the Corporation’s issued and outstanding common stock.  However, such action is not yet effective with FINRA, and therefore, all share numbers throughout the document are on a pre-split basis.

As of the date hereof, we have had only undertaken limited start-up operations and have not generated any significant revenues. We require additional funding to implement our business plan and continue operations for the next 12 months. We intend to obtain this funding through debt and/or equity financings.

Our executive offices are located at 164 Eleven Levels Road, Ridgefield, Connecticut 06877.

Our fiscal year end is December 31.

Business

Our principal business objective is developing a web-based e-commerce site designed to be a price leader in the online vehicle sales and service market which was launched in 2008. Inclusive in our business plan is to develop our website as a platform to provide information, not just for the sale of vehicles but also for information such as vehicle financing and warranties. We have created a marketplace that is local, regional and national in nature. By providing such a platform, we can bring vehicle sellers and other industry participants, such as vendors of automotive services and advertisers, together with consumers actively engaged in a search for a vehicle or vehicle related products.

Since our inception, we have been engaged in business activities, including the launch of our preliminary website, website development, market research, developing our economic models and financial forecasts, performing due diligence regarding e-commerce marketing, identifying future sources of capital and most notably the launch of our fully operational website.  We have been offering free listings on our website though the date of this filing as an incentive for consumers to use our product.  We have implemented a full set of features including geographic search criteria, pictures and make/model search options.
Management continues to seek funding from its shareholders and other qualified investors to maintain operations.  In the alternative, we may be amenable to a sale, merger or other acquisition in the event such transaction is deemed by management to be in the best interests of our shareholders.

Going Concern

The report of our independent registered public accounting firm on our consolidated financial statements for the fiscal year ended December 31, 2008 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our history of net losses since our inception.

We are considering all strategic options to increase our cash on hand including equity offerings and debt financings; however, there can be no assurance that we will be successful in negotiating financing on terms agreeable to us or at all.  If adequate funds are not available or are not available on acceptable terms, we will likely not be able to take advantage of unanticipated opportunities, develop or enhance our product, or respond to competitive pressures.  There is no assurance we will be successful in raising working capital as needed and we have not established any sources of revenue.  There is no assurance that we will have sufficient funds to execute our business plan, pay our operating expenses and obligations as they become due, generate positive operating results, or continue as a going concern.

Revenue Generation

The primary revenue sources of most classified advertising websites are fees derived from consumer classified advertising. Average classified advertising fees have been slowly increasing in the industry and most commonly range from $19.00 to $69.00, while some small sites attempting to be price leaders may be as low as $15.00 per month. We believe we will be competitive from both a price and feature standpoint, offering all options for only $9.95 per classified advertisement. In order to build a significant membership base, we will offer our products at no cost for our first six months of operation. After this grace period, we will implement paid listings and intend to convert a large percentage of existing users to paid listings.

We intend to also generate advertising revenues by selling our banner space to industry participants interested in marketing their services to our consumer audience. Our ability to generate advertising revenues will be dependent largely on the number of members who will use our website, the number of page views they generate and the number of times potential clients reuse our service.

Marketing

Marketing efforts have been geared toward raising awareness of www.autosearchcars.com and our free membership period. Our marketing efforts have been led by our sole officer and director, Jonathan J. Martin, who has been using word-of-mouth to generate interest.  To date, our word-of-mouth marketing has not been successful and we intend to undertake web-oriented marketing efforts such as marketing partnerships and affiliate arrangements.

Competitive Business Conditions

Our primary competition is from vehicle manufacturers’ own websites and websites containing electronic classified advertisements. There are between 20 to 30 major online vehicle classified advertising sites, and several hundred sites overall. We will be one of the newest and smallest sites in the industry. Presently the market is quite segmented with Autotrader.com and Yahoo.com, being widely considered the industry leaders. Autotrader.com claims more than 3,000,000 listings at any one time. Achieving critical mass with respect to market share is crucial for our business. Competitors, such as Autotrader.com and Yahoo.com, which already have an established market share, will be in a better competitive position than us. Management believes it can offset any such competitive disadvantages by being a price leader in the marketplace, first through free listings, and thereafter through more competitively priced listings.

Number of Total Employees and Number of Full Time Employees

We are currently in the development stage. During this development period, we plan to rely exclusively on the services of Jonathan J. Martin, our sole officer and director, to establish business operations and perform or supervise the minimal services our business requires at this time. We believe that Mr. Martin is capable of handling our initial operations, which are primarily administrative at this time. There are no other full or part-time employees.

Employment Agreements

We do not have an employment agreement in place with Mr. Martin, our sole officer, and do not anticipate to enter into any employment agreements in the foreseeable future.

Significant Employees

We have no significant employees other than Mr. Martin.

Board Committees

As of the date hereof, we have not established any Board committees.

Directors

The minimum number of directors we are authorized to have is one and the maximum is eight. In no event may we have less than one director. Although we anticipate appointing additional directors in the future, as of the date hereof we have not identified such individuals.

DESCRIPTION OF PROPERTY

Our executive office is currently located in the residence of Mr. Martin, who provides the space to us at no charge. The address of our executive office is 164 Eleven Levels Road, Ridgefield, Connecticut 06877. We do not own or lease interests in any property.

We do not intend to renovate, improve, or develop any real property. We are not subject to competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a materially adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our company’s or our company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

FINANCIAL STATEMENTS

DECEMBER 31, 2008
(Audited)

Index to Financial Statements

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

FINANCIAL STATEMENTS

Balance Sheet	F-2

Statement of Operations	F-3

Statement of Changes in Stockholders' Deficiency	F-4

Statement of Cash Flows	F-5

Notes to Financial Statements	F-6 to F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Auto Search Cars, Inc (A Development Stage Company)

We have audited the accompanying balance sheet of Auto Search Cars, Inc (A Development Stage Company) (the “Company”) as of December 31, 2008, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the period from February 01, 2008 (inception) to December 31, 2008.  The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008, and the results of its operations and its cash flows for the period from February 01, 2008 (inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has incurred significant losses from operations since its inception and has incurred a net loss, which substantially exceeds its working capital and has not yet established any source of revenues. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Bernstein & Pinchuk LLP
March 31, 2009
New York, NY

Auto Search Cars, Inc.
(A Development Stage Company)
Balance Sheet
December 31, 2008

ASSETS

Current Assets
Cash and cash equivalents	$4,486
Total Current Assets	4,486
Other Assets
Organization costs	200
$4,686

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilites
Accounts payable and accrued liabilities	$2,333
Loan from director	11,000
Total Current Liabilities	13,333

Stockholders' Deficiency
Preferred Stock, $.0001 par value, 1,000,000 shares authorized,
none issued	-
Common stock, $.0001par value, 74,000,000 shares authorized,
2,076,700 shares issued and outstanding	208

Additional paid-in capital	7,662
Deficit accumulated during development stage	(16,517)
Total Stockholders' Deficiency	(8,647)
$4,686

See Notes to Financial Statements

Auto Search Cars, Inc.
(A Development Stage Company)
Statement Of Operations
Period from February 1, 2008 (Inception) to December 31, 2008

Revenues	$-

General and administrative expenses	16,717

Net loss from operations	(16,717)

Other income	200
Net loss	$(16,517)

Basic and diluted loss per share	(0.01)
Weighted average common shares outstanding – basic and diluted	2,076,700

See Notes to Financial Statements

Auto Search Cars, Inc
Statement Of Changes In Stockholders' Deficiency
Period from February 1, 2008 (Inception) to December 31, 2008

				Deficit accumulated
	Common stock		Additional	during development	Total Stockholders'
	Shares	Amount	Paid-in capital	stage	Deficiency
Common shares issued for services	2,000,000	200	$-	$-	$200
Insurance of common stock for cash at .0001	76,700	$8	7,662	-	7,670
Net loss				(16,517)	(16,517)
Balance as of December 31, 2008	2,076,700	$208	$7,662	$(16,517)	$(8,647)

See Notes to Financial Statements

Auto Search Cars, Inc.
(A Development Stage Company)
Statement Of Cash Flows
Period from February 1, 2008 (Inception) to December 31, 2008

Cash flows from operating activities
Net loss	$(16,517)
Change in Operating liabilities
Accounts payable	2,333
Net cash used in operating activities	(14,184)

Cash flows from financing activities
Proceeds from sales of common stock	7,670
Loan from director	11,000
Net cash provided by financing activities	18,670

Net increase in cash	4,486

Cash and Cash equivalents at beginning of period	-

Cash and Cash equivalents at end of period	$4,486

Supplemental disclosures of cash flow information:
Interest paid	$-
Income taxes paid	$-

Other non-cash transactions:
200 shares of common stock issued for services.

See Notes to Financial Statements

Auto Search Cars, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 - Nature of Business and Summary of Significant Accounting Policies

Organization

Auto Search Cars, Inc. (the “Company”) was incorporated on February 1, 2008 (the “Date of Inception”) under the laws of the State of Nevada. In February 2008, the Company acquired its website from its sole officer and director.

Nature of Operations

The Company has developed a website which will function as a marketplace for buyers and sellers of vehicles and for consumers seeking information regarding automotive services, such as financing and warranties. By providing this marketplace, the Company intends to bring automobile sellers and other industry participants, such as vendors of automotive services and advertisers, together with consumers actively engaged in a search for a vehicle or vehicle-related services.

The Company’s business model is built on multiple anticipated revenue streams including online consumer classified listings and banner advertising by industry participants interested in marketing their services to our consumer audience.

The Company is a development stage company. The statements of operations and cash flows include all expenditures from the Date of Inception to December 31, 2008.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Revenue Recognition

The Company’s revenues are anticipated to be derived from multiple sources. Revenue sources include fees derived from consumer placed classified advertisements as well as banner advertising. Revenues from these services will be recognized ratably over the period in which the service is provided. Advertising revenues are anticipated to be generated from short-term contracts which the Company will typically guarantee for a fixed fee. These revenues will be recognized ratably over the term of the agreement, provided that the amount recognized does not exceed the amount that would be recognized based upon actual impressions delivered.

Web Site Development Costs

Web site development costs for the period ended December 31, 2008 were not significant, and were paid by the Company’s founder, sole officer and director, Jonathan J. Martin. The Company issued to Mr. Martin 2,000,000 shares of common stock at a value of $0.0001 or $200, in exchange for Mr. Martin’s business plan, business concept, and website in February 2008.

Auto Search Cars, Inc.
(A Development Stage Company)
Notes to Financial Statements

Advertising Costs

Advertising costs will be expensed as incurred; however there were no advertising costs included in general and administrative expenses as of December 31, 2008.

Loan from Director

On February 15, 2008, and May 28, 2008 the Company received loans for the amount of $1,000 and $10,000 dollars respectively, from its founder, sole officer and director for audit and stock transfer related costs. The total amount of $11,000 bears no interest and is due on demand.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2008. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash. Fair values were assumed to approximate carrying values for cash because they are short term in nature and their carrying amounts approximate fair values.

Earnings per Share

The Company follows Statement of Financial Accounting Standards No. 128. “Earnings per Share” (“SFAS No. 128”). Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Auto Search Cars, Inc.
(A Development Stage Company)
Notes to Financial Statements

Recent Pronouncements

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3 “Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities” (“EITF Issue No. 07-3”) which is effective for fiscal years beginning after December 15, 2007. EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133” (“SFAS No. 161”). SFAS 161 is intended to improve financial  reporting  about  derivative  instruments  and hedging  activities by requiring  enhanced  disclosures to enable investors to better understand their effects on an  entity’s  financial  position,  financial  performance,  and cash flows. SFAS 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format.  It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk-related.  Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments.  SFAS 161 will be effective for financial statements issued for fiscal years and interim periods beginning on May 1, 2009. The Company will adopt SFAS No. 161 beginning in the first quarter of 2009.  The Company does not expect that the adoption of SFAS No. 161 will significantly impact its financial position, cash flows and results of operations.

On December 21, 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 (“SAB 110”).  SAB 110 provides guidance to issuers on the method allowed in developing estimates of expected term of “plain vanilla” share options in accordance with SFAS No. 123(R), “Share-Based  Payment”.  The staff will continue to accept, under certain circumstances, the use of a simplified method beyond December 31, 2007 which amends question 6 of Section D.2 as included in SAB 107, “Valuation of Share-Based  Payment  Arrangements for Public  Companies”,  which stated that the simplified method could not be used beyond December 31, 2007. SAB 110 is effective May 1, 2008 for the Company.  The Company is currently evaluating the potential impact, if any, that the adoption of SAB 110 will have on its financial statements.

Note 2 - Stockholder’s Deficiency

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share and 74,000,000 shares of common stock with a par value of $0.0001 (the “Common Stock”).

In February 2008, the Company issued to its founder, sole officer and director 2,000,000 shares of Common Stock (valued at $200) in exchange for the founding officer’s business plan, business concept, and website. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration “transactions by an issuer not involving any public offering.”

During February and March 2008 the Company’s founder, sole officer and director sold 76,700 shares of Common Stock, at a price of $0.10 per share for a total amount of $7,670.  These shares are considered to have been outstanding since inception in February 2008.

There have been no other issuances of common stock.

Auto Search Cars, Inc.
(A Development Stage Company)
Notes to Financial Statements

Stock-based Compensation

The Company has not adopted a stock option plan and has not granted any stock options from its inception. Accordingly, no stock-based compensation has been recorded to date.

Note 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its costs.  The Company is evaluating strategic options to increase its cash on hand including equity offerings and debt financings; however, there can be no assurance that the Company will be successful in negotiating financing on terms agreeable to it or at all.  The financial statements do not reflect any adjustments which might result from the outcome of this uncertainty.

Note 4 - Related Party Transactions

On February 15, 2008, and May 28, 2008 the Company received loans for the amount of $1,000 and 10,000 dollars respectively, from its founder and sole director for audit and stock transfer related costs. The total of $11,000 bears no interest and is due on demand.

Related party transactions are measured at the exchange amount which is the amount of consideration agreed to between the related parties.

Note 5 - Income Taxes

The provision for income taxes reported differs from the amounts computed by applying aggregate income tax rates for the loss before tax provision due to the following:

2008
Loss before income taxes	$(16,517)
Total Loss in 2008	$16,517

At December 31, 2008, the Company had accumulated non-capital loss carry forwards of approximately $16,517, which may be available to reduce taxable income in future taxation years.

The potential future tax benefits of these expenses and losses carried forward have not been reflected in these financial statements due to the uncertainty regarding their ultimate realization.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2009
(Unaudited)

Index to Financial Statements

Balance Sheets	F–1
Statements of Operations	F–2
Statements of Cash Flows	F–3
Notes to Financial Statements	F–4 to F-7

AUTO SEARCH CARS, INC
(A Development Stage Company)
BALANCE SHEETS

	September 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$518	$4,486
Total Current Assets	518	4,486

Other Assets
Organization costs	200	200
	$718	$4,686

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Accounts payable and accrued liabilities	$2,296	$2,333
Due to director	11,000	11,000
Total Current Liabilities	13,296	13,333

Stockholders’ Deficiency
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized, none issued	–	–
Common stock, $0.0001 par value, 74,000,000 shares authorized, 2,076,700 shares issued and outstanding	208	208

Additional paid-in capital	7,662	7,662
Accumulated deficit during development stage	(20,448)	(16,517)
Total Stockholders’ Deficiency	(12,578)	(8,647)
	$718	$4,686

See Notes to Financial Statements

F-1

AUTO SEARCH CARS, INC
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months ended September 30, 2009	Three Months ended September 30, 2008	Nine Months ended September 30, 2009	February 1,-2008 (inception) through September 30, 2008	February 1,-2008 (inception) through September 30, 2009
Revenues	$–	$–	$–	$–	$–

General and administrative expenses	798	2,398	3,931	15,546	20,448
Loss from Operations	(798)	(2,398)	(3,931)	(15,546)	(20,448)

Other income	–	–	–	200	200
Net loss	$(798)	$(2,398)	$(3,931)	$(15,346)	$(20,248)
Basic and diluted loss per share	$(0.00)	$(0.001)	$(0.00)	$(0.001)
Weighted average common shares outstanding – basic and diluted	2,076,700	2,076,700	2,076,700	2,025,075

See Notes to Financial Statements

F-2

AUTO SEARCH CARS, INC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30, 2009	February 1, 2008 (inception) through September 30, 2008	February 1, 2008 (inception) through September 30, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,931)	$(15,346)	$(20,448)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating liabilities:
Accounts payable and accrued liabilities	(37)	2,843	2,296
NET CASH USED IN OPERATING ACTIVITIES	(3,968)	(12,503)	(18,152)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	–	7,670	7,670
Loan from director	–	11,000	11,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	–	18,670	18,670

Net increase (decrease) in cash and cash equivalents	(3,968)	6,167	518

Cash and cash equivalents at beginning of period	4,486	–	–
Cash and cash equivalents at end of period	$518	$6,167	$518

Supplemental disclosures of cash flow information:
Interest paid	$–	$–	$–
Income taxes paid	$–	$–	$–

See Notes to Financial Statements

F-3

AUTO SEARCH CARS, INC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(Unaudited)

NOTE 1 - Nature of Business and Summary of Significant Accounting Policies

Organization

Auto Search Cars, Inc. (A Development Stage Company) (the “Company”) was incorporated on February 1, 2008 (Date of Inception) under the laws of the State of Nevada. In February 2008, the Company acquired its website, www.autosearchcars.com, from its sole officer and director.

Nature of Operations

The Company is developing its website into a local, regional and national marketplace for buyers and sellers of vehicles and for consumers seeking information regarding automotive services, such as financing and warranties.  By providing this marketplace, the Company intends to bring automobile sellers and other industry participants, such as vendors of automotive services and advertisers, together with consumers actively engaged in a search for a vehicle or vehicle related services.

The Company’s business model is built on multiple anticipated revenue streams including online consumer classified listings and banner advertising by industry participants interested in marketing their services to the Company’s consumer audience.

The Company is considered to be a development stage company in its start up phase of operations.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation – Development Stage Company

The Company has not earned any revenue from operations.  Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7") (ASC 915).  Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of an development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

The Company reports revenue and expenses using the accrual method of accounting for financial and tax reporting purposes. These unaudited financial statements should be read in conjunction with the financial statements and related footnotes included in the Company’s Annual Report on Form10-K filed with the Securities and Exchange Commission on April 9, 2009.

The results of operations for the quarter ended September 30, 2009 are not necessarily indicative of the results to be expected for the full year ending December 31, 2009.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

F-4

Cash and Cash Equivalents

For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Compensation Expense

The Company has not paid any compensation to its sole officer and director and accordingly, no compensation expense is reported in these financial statements.

Revenue Recognition

The Company’s revenues are anticipated to be derived from multiple sources. Revenue sources will include listing fees derived from consumer-placed classified advertisements as well as banner advertising for companies in the auto industry. Revenues from these advertisements will be recognized ratably over the period in which the advertisement is featured on the website. Advertising revenues are anticipated to be generated from short-term contracts in which the Company typically guarantees a fixed fee. These revenues will be recognized ratably over the term of the agreement, provided that the amount recognized does not exceed the amount that would be recognized based upon actual impressions delivered.

Web Site Development Costs

There were no web site development costs incurred during the period ended September 30, 2009.

Advertising Costs

Advertising costs will be expensed as incurred; however there were no advertising costs incurred during the period ended September 30, 2009.

Income Taxes

The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) (ASC 740) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.

Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Basic and Diluted Loss per Share

The Company computes loss per share in accordance with SFAS No. 128 (ASC 260). “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

F-5

Recent Pronouncements

The following accounting guidance has been issued and will be effective for the Company in or after fiscal year 2009:

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”).  Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.

SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on future financial statements.

NOTE 3 - Related Party Transactions – Due to Director

On May 21, 2008, the Company received a $10,000 loan from its founder, sole officer and director, Jonathan J. Martin, for transfer agent-related costs. On February 15, 2009, the Company received a loan in the amount of $1,000 from its founder, sole officer and director, Jonathan J. Martin, for audit related costs. These loans bear no interest and are due on demand.

NOTE 4 - Stockholder’s Deficiency

The Company is authorized to issue 1,000,000 shares of preferred stock at $0.0001 par value per share and 74,000,000 shares of common stock at $0.0001 par value per share. As of September 30, 2009, the Company had 2,076,700 shares of common stock outstanding and no shares of preferred stock outstanding.

F-6

AUTO SEARCH CARS, INC
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (cont’d)
FOR THE QUARTER ENDED SEPTEMBER 30, 2009
(Unaudited)

NOTE 5 - Commitments and Contingencies

The Company is not presently involved in any litigation.

NOTE 6 – Going Concern

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not established any source of revenue to cover its costs.  The Company is evaluating strategic options to increase its cash on hand including equity offerings and debt financings; however, there can be no assurance that the Company will be successful in negotiating financing on terms agreeable to it or at all.  The financial statements do not reflect any adjustments which might result from the outcome of this uncertainty.

NOTE 7 – Subsequent Events

As of the date of this interim financial report, November 13, 2009, there have been no subsequent events that warrant disclosure by the Company.

F-7

Auto Search Cars, Inc.

76,700 Shares of Common Stock

______________________

PROSPECTUS

______________________

January 5, 2010